UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2023

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	WLKP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, Westlake International Services Corporation, as sole member of Westlake Chemical Partners GP LLC (the “General Partner”), the general partner of Westlake Chemical Partners LP (the “Partnership”), appointed Ms. Lisa A. Friel to serve as an independent member of the General Partner’s board of directors (the “Board”). Ms. Friel is expected to be appointed by the Board to its Audit and Conflicts committees. Ms. Friel succeeds Ms. Angela A. Minas who, as previously disclosed, had informed the Board that she intended to resign from the Board effective upon the appointment of her successor. Ms. Minas’ retirement from the Board was not the result of any disagreement with the General Partner or the Partnership and was effective on April 27, 2023.

Ms. Friel was the Managing Partner of Ernst & Young LLP’s San Antonio, Texas office from July 2012 until her retirement in September 2020. Ms. Friel began her career with Ernst & Young LLP in 1988. She is currently the Chair of the Board of Directors for the United Way of San Antonio. Ms. Friel holds a bachelor’s of science degree in Accounting and Business Administration from the University of Kansas and is a Certified Public Accountant.

In connection with Ms. Friel’s services on the Board, she will receive compensation in accordance with the plans and programs more fully described in the Partnership’s Annual Report on Form 10-K, under the heading “Item 11 – Executive Compensation – Director Compensation.”

There are no arrangements or understandings between Ms. Friel and any other persons pursuant to which she was appointed as a director of the General Partner. There are no relationships between Ms. Friel and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2023, the Partnership issued a press release announcing that Ms. Friel had been appointed to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press release issued on April 27, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

By: Westlake Chemical Partners GP LLC

Date: April 27, 2023	By:	/s/ Albert Chao
Albert Chao President, Chief Executive Officer and Director